Exhibit 99.1
News Release
USA Compression Partners, LP
111 Congress Avenue, Suite 2400
Austin, Texas 78701
usacompression.com
USA Compression Partners Reports First-Quarter 2024 Results; Updates 2024 Outlook;
Achieves Record Utilization and Financial Results
AUSTIN, Texas, May 7, 2024 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for first-quarter 2024.
Financial Highlights
•Record total revenues of $229.3 million for first-quarter 2024, compared to $197.1 million for first-quarter 2023.
•Net income was $23.6 million for first-quarter 2024, compared to $10.9 million for first-quarter 2023. Net income for first-quarter 2024 includes an $8.8 million gain on derivative instrument and a $5.0 million loss on extinguishment of debt.
•Net cash provided by operating activities was $65.9 million for first-quarter 2024, compared to $42.3 million for first-quarter 2023.
•Adjusted EBITDA was $139.4 million for first-quarter 2024, compared to $118.2 million for first-quarter 2023.
•Distributable Cash Flow was $86.6 million for first-quarter 2024, compared to $62.6 million for first-quarter 2023.
•Distributable Cash Flow Coverage was 1.41x for first-quarter 2024, compared to 1.21x for first-quarter 2023.
•Paid cash distribution of $0.525 per common unit for first-quarter 2024, consistent with first-quarter 2023.
Strategic Highlights
•In March 2024, the Partnership opportunistically issued $1.0 billion aggregate principal of 7.125% senior notes due 2029 and redeemed $725.0 million aggregate principal 6.875% senior notes due 2026 with the remaining net proceeds used to reduce the revolving credit facility.
•On April 1, 2024, the holders of the Partnership’s Series A Preferred Units (“Preferred Units”) elected to convert an aggregate of 280,000 Preferred Units into 13,991,954 common units, which were issued effective as of April 2, 2024. 2024 guidance for Distributable Cash Flow has been updated to reflect the impact of this conversion.
Operational Highlights
•Record average horsepower utilization of 94.8% for first-quarter 2024, compared to 92.6% for first-quarter 2023.
•Record average revenue-generating horsepower of 3.47 million for first-quarter 2024, compared to 3.24 million for first-quarter 2023.
•Record average revenue per revenue-generating horsepower per month of $19.96 for first-quarter 2024, compared to $18.19 for first-quarter 2023.
“Our first-quarter financial and operational results marked a strong start to 2024 after an outstanding 2023. Our first-quarter 2024 results again achieved record-setting revenues and Adjusted EBITDA, as well as a new record for average and exit utilization of nearly 95-percent,” commented Eric D. Long, USA Compression’s President and Chief Executive Officer.
“Demand for our high-quality compression services continued to strengthen demonstrated by a 2% sequential-quarter increase for per-horsepower average revenue to a record $19.96 and also a 2% sequential-quarter increase for revenue-generating horsepower to exit the quarter at a record 3.50 million HP driven by our focus on oil-producing basins with associated gas.”
“Despite the current low natural gas price environment, our forward view for natural gas demand is positive for the foreseeable future as new LNG export capacity comes online and AI and data centers create incremental electric generation demand. We believe this outlook for natural gas, coupled with strong oil demand, will keep the demand for our services high, which we expect will allow us enhanced financial flexibility, as we continue to focus on delivering exceptional service to our customers and returning value to our unitholders.”
Expansion capital expenditures were $104.8 million, maintenance capital expenditures were $5.8 million, and cash interest expense, net was $44.7 million for first-quarter 2024.
On April 11, 2024, the Partnership announced a first-quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution was paid on May 3, 2024, to common unitholders of record as of the close of business on April 22, 2024.

Operational and Financial Data

	Three Months Ended
	March 31, 2024		December 31, 2023		March 31, 2023
Operational data:
Fleet horsepower (at period end) (1)	3,833,715		3,775,660		3,725,111
Revenue-generating horsepower (at period end) (2)	3,497,457		3,433,775		3,260,535
Average revenue-generating horsepower (3)	3,473,007		3,408,934		3,241,296
Revenue-generating compression units (at period end)	4,249		4,237		4,170
Horsepower utilization (at period end) (4)	94.8%		94.3%		92.7%
Average horsepower utilization (for the period) (4)	94.8%		94.1%		92.6%

Financial data ($ in thousands, except per horsepower data):
Total revenues	$229,276		$225,049		$197,124
Average revenue per revenue-generating horsepower per month (5)	$19.96		$19.52		$18.19
Net income	$23,573		$12,841		$10,941
Operating income	$66,872		$68,543		$51,057
Net cash provided by operating activities	$65,917		$91,604		$42,338
Gross margin	$90,953		$89,386		$70,973
Adjusted gross margin (6)	$154,204		$151,856		$130,459
Adjusted gross margin percentage (7)	67.3%		67.5%		66.2%
Adjusted EBITDA (6)	$139,395		$138,616		$118,161
Adjusted EBITDA percentage (7)	60.8%		61.6%		59.9%
Distributable Cash Flow (6)	$86,589		$79,888		$62,613
Distributable Cash Flow Coverage Ratio (6)	1.41	x	1.48	x	1.21	x
____________________________________
(1)Fleet horsepower is horsepower for compression units that have been delivered to the Partnership (and excludes units on order). As of March 31, 2024, the Partnership had 5,000 large horsepower on order for delivery, all of which was delivered in April 2024.
(2)Revenue-generating horsepower is horsepower under contract for which the Partnership is billing a customer.
(3)Calculated as the average of the month-end revenue-generating horsepower for each of the months in the period.
(4)Horsepower utilization is calculated as (i) the sum of (a) revenue-generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract but not yet generating revenue and that is subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair.
Horsepower utilization based on revenue-generating horsepower and fleet horsepower was 91.2%, 90.9%, and 87.5% at March 31, 2024, December 31, 2023, and March 31, 2023, respectively.
Average horsepower utilization based on revenue-generating horsepower and fleet horsepower was 91.0%, 90.8%, and 87.2% for the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively.
(5)Calculated as the average of the result of dividing the contractual monthly rate, excluding standby or other temporary rates, for all units at the end of each month in the period by the sum of the revenue-generating horsepower at the end of each month in the period.
(6)Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(7)Adjusted gross margin percentage and Adjusted EBITDA percentage are calculated as a percentage of revenue.

Liquidity and Long-Term Debt
As of March 31, 2024, the Partnership was in compliance with all covenants under its $1.6 billion revolving credit facility. As of March 31, 2024, the Partnership had outstanding borrowings under the revolving credit facility of $736.1 million and, after accounting for outstanding letters of credit in the amount of $0.5 million, $863.4 million of remaining unused availability, of which, due to restrictions related to compliance with the applicable financial covenants, $429.3 million was available to be drawn. As of March 31, 2024, the outstanding aggregate principal amount of the Partnership’s 6.875% senior notes due 2027 and 7.125% senior notes due 2029 was $750.0 million and $1.0 billion, respectively.
Full-Year 2024 Outlook
USA Compression is updating its full-year 2024 guidance as follows:
•Net income range of $95.0 million to $115.0 million;
•A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities, and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow;
•Adjusted EBITDA range of $555.0 million to $575.0 million; and
•Distributable Cash Flow range of $340.0 million to $360.0 million.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss first-quarter 2024 performance. The call will be broadcast live over the internet. Investors may participate by audio webcast, or if located in the U.S. or Canada, by phone. A replay will be available shortly after the call via the “Events” page of USA Compression’s Investor Relations website.

By Webcast:	Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at https://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software.

By Phone:	Dial (888) 440-5655 at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call or conference ID 8970064.
About USA Compression Partners, LP
USA Compression Partners, LP is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers, and transporters of natural gas and crude oil. USA Compression focuses on providing midstream natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities, and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes Adjusted gross margin is useful to investors as a supplemental measure of the Partnership’s operating profitability. Adjusted gross margin primarily is impacted by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume, and per-unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units, and property tax rates on compression units. Adjusted gross margin should not be considered an alternative to, or more meaningful than, gross margin or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted gross margin, as presented, may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its cost structure. To compensate for the limitations of

Adjusted gross margin as a measure of the Partnership’s performance, management believes it important to consider gross margin determined under GAAP, as well as Adjusted gross margin, to evaluate the Partnership’s operating profitability.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year, and budget. The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense (benefit). The Partnership defines Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital leases, unit-based compensation expense (benefit), severance charges, certain transaction expenses, loss (gain) on disposition of assets, loss on extinguishment of debt, loss (gain) on derivative instrument, and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:
•the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure, or the historical cost basis of the Partnership’s assets;
•the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes Adjusted EBITDA provides useful information to investors because, when viewed in conjunction with the Partnership’s GAAP results and the accompanying reconciliations, it may provide a more complete assessment of the Partnership’s performance as compared to considering solely GAAP results. Management also believes that external users of the Partnership’s financial statements benefit from having access to the same financial measures that management uses to evaluate the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense (benefit), depreciation and amortization expense, unit-based compensation expense (benefit), impairment of compression equipment, impairment of goodwill, certain transaction expenses, severance charges, loss (gain) on disposition of assets, loss on extinguishment of debt, change in fair value of derivative instrument, proceeds from insurance recovery, and other, less distributions on Preferred Units and maintenance capital expenditures.
Distributable Cash Flow should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Distributable Cash Flow, as presented, may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors, and others to compare the cash flows that the Partnership generates (after distributions on Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions that the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as the period’s Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it permits management, investors, and others to assess the Partnership’s ability to pay distributions to common unitholders out of the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio, as presented, may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership for its 2024 fiscal year. A forward-looking estimate of net cash provided by operating activities and reconciliations of the forward-looking estimates of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities are not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities, and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow.

See “Reconciliation of Non-GAAP Financial Measures” for Adjusted gross margin reconciled to gross margin, Adjusted EBITDA reconciled to net income and net cash provided by operating activities, and net income and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2024 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:
•changes in economic conditions of the crude oil and natural gas industries, including any impact from the ongoing military conflict involving Russia and Ukraine or the conflict in the Middle East;
•changes in general economic conditions, including inflation or supply chain disruptions;
•changes in the long-term supply of and demand for crude oil and natural gas, including as a result of, actions taken by governmental authorities and other third parties in response to world health events, and the resulting disruption in the oil and gas industry and impact on demand for oil and gas;
•competitive conditions in the Partnership’s industry, including competition for employees in a tight labor market;
•changes in the availability and cost of capital, including changes to interest rates;
•renegotiation of material terms of customer contracts;
•actions taken by the Partnership’s customers, competitors, and third-party operators;
•operating hazards, natural disasters, epidemics, pandemics, weather-related impacts, casualty losses, and other matters beyond the Partnership’s control;
•the deterioration of the financial condition of the Partnership’s customers, which may result in the initiation of bankruptcy proceedings with respect to certain customers;
•the restrictions on the Partnership’s business that are imposed under the Partnership’s long-term debt agreements;
•information technology risks, including the risk from cyberattacks, cybersecurity breaches, and other disruptions to the Partnership’s information systems;
•the effects of existing and future laws and governmental regulations;
•the effects of future litigation;
•factors described in Part I, Item 1A (“Risk Factors”) of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2024, and subsequently filed reports; and
•other factors discussed in the Partnership’s filings with the SEC.
All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Investor Contact:
USA Compression Partners, LP
Investor Relations
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Revenues:
Contract operations	$218,104	$212,325	$188,539
Parts and service	5,460	6,757	3,878
Related party	5,712	5,967	4,707
Total revenues	229,276	225,049	197,124
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	75,072	73,193	66,665
Depreciation and amortization	63,251	62,470	59,486
Selling, general, and administrative	22,827	18,578	19,101
Loss (gain) on disposition of assets	1,254	2,265	(376)
Impairment of compression equipment	—	—	1,191
Total costs and expenses	162,404	156,506	146,067
Operating income	66,872	68,543	51,057
Other income (expense):
Interest expense, net	(46,666)	(44,832)	(39,790)
Loss on extinguishment of debt	(4,966)	—	—
Gain (loss) on derivative instrument	8,771	(10,538)	—
Other	34	23	24
Total other expense	(42,827)	(55,347)	(39,766)
Net income before income tax expense	24,045	13,196	11,291
Income tax expense	472	355	350
Net income	23,573	12,841	10,941
Less: distributions on Preferred Units	(4,388)	(11,212)	(12,187)
Net income (loss) attributable to common unitholders’ interests	$19,185	$1,629	$(1,246)

Weighted-average common units outstanding – basic	102,535	99,715	98,247

Weighted-average common units outstanding – diluted	103,606	102,929	98,247

Basic and diluted net income (loss) per common unit	$0.19	$0.02	$(0.01)

Distributions declared per common unit for respective periods	$0.525	$0.525	$0.525

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

March 31, 2024
Selected Balance Sheet data:
Total assets	$2,804,217
Long-term debt, net	$2,462,530
Total partners’ deficit	$(289,572)

Common units outstanding	103,001,911

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands — Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net cash provided by operating activities	$65,917	$91,604	$42,338
Net cash used in investing activities	(98,573)	(79,262)	(40,861)
Net cash provided by (used in) financing activities	32,653	(12,337)	(1,506)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED GROSS MARGIN TO GROSS MARGIN
(In thousands — Unaudited)
The following table reconciles Adjusted gross margin to gross margin, its most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Total revenues	$229,276	$225,049	$197,124
Cost of operations, exclusive of depreciation and amortization	(75,072)	(73,193)	(66,665)
Depreciation and amortization	(63,251)	(62,470)	(59,486)
Gross margin	$90,953	$89,386	$70,973
Depreciation and amortization	63,251	62,470	59,486
Adjusted gross margin	$154,204	$151,856	$130,459

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands — Unaudited)
The following table reconciles Adjusted EBITDA to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net income	$23,573	$12,841	$10,941
Interest expense, net	46,666	44,832	39,790
Depreciation and amortization	63,251	62,470	59,486
Income tax expense	472	355	350
EBITDA	$133,962	$120,498	$110,567
Unit-based compensation expense (1)	7,769	4,517	6,779
Transaction expenses (2)	108	46	—
Severance charges	107	752	—
Loss (gain) on disposition of assets	1,254	2,265	(376)
Loss on extinguishment of debt (3)	4,966	—	—
Loss (gain) on derivative instrument	(8,771)	10,538	—
Impairment of compression equipment (4)	—	—	1,191
Adjusted EBITDA	$139,395	$138,616	$118,161
Interest expense, net	(46,666)	(44,832)	(39,790)
Non-cash interest expense	1,995	1,819	1,822
Income tax expense	(472)	(355)	(350)
Transaction expenses	(108)	(46)	—
Severance charges	(107)	(752)	—
Cash received on derivative instrument	2,422	2,501	—
Other	60	1,494	(15)
Changes in operating assets and liabilities	(30,602)	(6,841)	(37,490)
Net cash provided by operating activities	$65,917	$91,604	$42,338
____________________________________
(1)For the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, unit-based compensation expense included $1.0 million, $1.0 million, and $1.1 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0, $0.3 million, and $0, respectively, related to the cash portion of the settlement of phantom unit awards upon vesting. The remainder of unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)This loss on extinguishment of debt is a result of the satisfaction and discharge of the senior notes due 2026. This amount represents the write-off of deferred financing costs of $4.3 million and the difference between (i) the purchase price of U.S. government securities of $748.8 million used to redeem the senior notes due 2026 and (ii) the aggregate outstanding principal balance and accrued interest of the senior notes due 2026 of $748.1 million at the time of purchase of the government securities.
(4)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands — Unaudited)
The following table reconciles Distributable Cash Flow to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	March 31, 2024		December 31, 2023		March 31, 2023
Net income	$23,573		$12,841		$10,941
Non-cash interest expense	1,995		1,819		1,822
Depreciation and amortization	63,251		62,470		59,486
Non-cash income tax expense (benefit)	60		(6)		(15)
Unit-based compensation expense (1)	7,769		4,517		6,779
Transaction expenses (2)	108		46		—
Severance charges	107		752		—
Loss (gain) on disposition of assets	1,254		2,265		(376)
Loss on extinguishment of debt (3)	4,966		—		—
Change in fair value of derivative instrument	(6,349)		13,039		—
Impairment of compression equipment (4)	—		—		1,191
Distributions on Preferred Units (5)	(4,388)		(11,212)		(12,187)
Maintenance capital expenditures (6)	(5,757)		(6,643)		(5,028)
Distributable Cash Flow	$86,589		$79,888		$62,613
Maintenance capital expenditures	5,757		6,643		5,028
Transaction expenses	(108)		(46)		—
Severance charges	(107)		(752)		—
Distributions on Preferred Units	4,388		11,212		12,187
Other	—		1,500		—
Changes in operating assets and liabilities	(30,602)		(6,841)		(37,490)
Net cash provided by operating activities	$65,917		$91,604		$42,338

Distributable Cash Flow	$86,589		$79,888		$62,613

Distributions for Distributable Cash Flow Coverage Ratio (7)	$61,422		$54,067		$51,585

Distributable Cash Flow Coverage Ratio	1.41	x	1.48	x	1.21	x
____________________________________
(1)For the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, unit-based compensation expense included $1.0 million, $1.0 million, and $1.1 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0, $0.3 million, and $0, respectively, related to the cash portion of the settlement of phantom unit awards upon vesting. The remainder of unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)This loss on extinguishment of debt is a result of the satisfaction and discharge of the senior notes due 2026. This amount represents the write-off of deferred financing costs of $4.3 million and the difference between (i) the purchase price of U.S. government securities of $748.8 million used to redeem the senior notes due 2026 and (ii) the aggregate outstanding principal balance and accrued interest of the senior notes due 2026 of $748.1 million at the time of purchase of the government securities.
(4)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.

(5)In January 2024, 40,000 Preferred Units were converted into 1,998,850 common units, which occurred on the distribution record date attributable to the three months ended December 31, 2023. In April 2024, 280,000 Preferred Units were converted into 13,991,954 common units, which occurred prior to the distribution record date attributable to the three months ended March 31, 2024.
(6)Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.
(7)Represents distributions to the holders of the Partnership’s common units as of the record date.

USA COMPRESSION PARTNERS, LP
FULL-YEAR 2024 ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW GUIDANCE RANGE
RECONCILIATION TO NET INCOME
(Unaudited)

Guidance
Net income	$95.0 million to $115.0 million
Plus: Interest expense, net	184.0 million
Plus: Depreciation and amortization	260.0 million
Plus: Income tax expense	1.0 million
EBITDA	$540.0 million to $560.0 million
Plus: Unit-based compensation expense and other (1)	15.0 million
Adjusted EBITDA	$555.0 million to $575.0 million
Less: Cash interest expense	169.0 million
Less: Current income tax expense	1.0 million
Less: Maintenance capital expenditures	32.0 million
Less: Distributions on Preferred Units	18.0 million
Plus: Cash received on derivative instrument	5.0 million
Distributable Cash Flow	$340.0 million to $360.0 million
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(1)Unit-based compensation expense is based on the Partnership’s closing per unit price of $26.67 on March 28, 2024.